UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 10, 2007

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FirstEnergy Corp.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 16, 2007, FirstEnergy Corp. filed a Form 8-K under Item 1.01 to report the sale and leaseback of a 93.825% undivided interest in Unit No. 1 of the Bruce Mansfield Generating Plant located in Shippingport, Pennsylvania by FirstEnergy Generation Corp. This Form 8-K/A is filed solely to include forms of certain transaction documents and to amend the Exhibit Index.

Item 1.01 Entry into a Material Definitive Agreement

On July 13, 2007, FirstEnergy Generation Corp. (FGCO) completed the sale and leaseback of a 93.825% undivided interest in Unit No. 1 of the Bruce Mansfield Generating Plant located in Shippingport, Pennsylvania. The undivided interest represents a net demonstrated capacity of approximately 779 megawatts of the facility. FGCO and its direct parent, FirstEnergy Solutions Corp. (FES), are wholly owned subsidiaries of FirstEnergy Corp. (FirstEnergy).

The purchasers of the undivided interest are six Delaware statutory trusts (Lessors), five of which are held by an owner participant affiliated with AIG Financial Products Corp. (holding 82% of the undivided interest) and the sixth of which is held by an owner participant affiliated with Union Bank of California, N.A. The purchase price of approximately $1.329 billion for the undivided interest was funded through a combination of equity investments by the owner participants in the six Lessors and proceeds from the sale of $1.135 billion aggregate principal amount of 6.85% pass through certificates due 2034.

The Lessors issued secured notes to the pass through trust that issued and sold the certificates pursuant to a purchase agreement dated July 10, 2007. Interest on the notes is 6.85% per annum. The notes mature on June 1, 2034.

FES has unconditionally and irrevocably guaranteed all of FGCO’s obligations under each of the leases and related transaction documents. The notes and certificates are not guaranteed by FES or FGCO, but the notes are secured by, among other things, each Lessor’s undivided interest and interests in the applicable lease and other related transaction documents. FGCO’s payments of basic rent (approximately $44.4 million for 2007 and $81.4 million on an average annual basis for subsequent years during the lease term) will be sufficient to permit the Lessors to pay principal and interest on the notes when due, which amounts will be used in turn to pay scheduled distributions on the certificates. The payment dates (June 1 and December 1) for basic rent under the leases, for principal and interest on the notes and for scheduled distributions on the certificates, are coordinated to facilitate the payment structure.

The provisions of each lease are identical, with each lease having a term of 32 years and 11 months beginning on July 13, 2007, subject to earlier termination upon the occurrence of certain events of loss and events of default. The lease term may be extended for one or more renewal terms. In addition to basic rent, FGCO is required to pay supplemental rent due from time to time and, in the event of certain events which cause early termination of the lease, certain other amounts.

In addition to the leases, FGCO has entered into site leases, site subleases, support and other agreements in connection with the sale and leaseback transaction.

The certificates have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or any applicable exemption from registration requirements.

Pursuant to a registration rights agreement entered into on the closing date with the initial purchasers of the certificates, FGCO and FES have agreed to consummate an exchange offer for certificates pursuant to an effective registration statement filed with the U. S. Securities and Exchange Commission or, under certain circumstances, to file a shelf registration statement to cover resales of the certificates. If the exchange offer is not consummated, or a shelf registration statement is not declared effective, within 270 calendar days of the closing date, the interest rate on the Lessor notes will be increased by 0.25% until the exchange offer is consummated or the shelf registration statement is declared effective.

The transaction will be classified as a financing under generally accepted accounting principles (GAAP) until FGCO’s and FES’ registration obligations under the registration rights agreement referred to above are satisfied, at which time it is expected to be classified as an operating lease under GAAP.

Net proceeds to FGCO from the sale and leaseback transaction will be used to repay short-term borrowings from, and to invest in, the FirstEnergy non-utility money pool. The repayments and investments will permit FES to reduce its investment in that money pool in order to repay approximately $250 million of external bank borrowings and fund an equity repurchase from FirstEnergy, of up to $700 million. FirstEnergy may use some or all of such funds to reduce its own external bank borrowings.

The above summary description of the leases, the notes, the certificates and the other related sale and leaseback transaction documents does not purport to be complete and is qualified in its entirety by reference to the actual documents, copies of which are filed as exhibits to this report.

Item 9.01  Financial Statement and Exhibits.

(d)   Exhibits

Exhibit No.	Description of Exhibit

10-1	Participation Agreement, dated as of June 26, 2007, among FirstEnergy Generation Corp., as Lessee, FirstEnergy Solutions Corp., as Guarantor, the applicable Lessor, U.S. Bank Trust National Association, as Trust Company, the applicable Owner Participant, The Bank of New York Trust Company, N.A., as Indenture Trustee, and The Bank of New York Trust Company, N.A., as Pass Through Trustee*

10-2	Trust Agreement, dated as of June 26, 2007, between the applicable Owner Participant and U.S. Bank Trust National Association, as Owner Trustee*

10-3	Indenture of Trust, Open-End Mortgage and Security Agreement, dated as of July 1, 2007, between the applicable Lessor and The Bank of New York Trust Company, N.A., as Indenture Trustee*

10-4	6.85% Lessor Note due 2034* (included in Exhibit 10-3)

10-5	Bill of Sale and Transfer, dated as of July 1, 2007, between FirstEnergy Generation Corp. and the applicable Lessor*

10-6	Facility Lease Agreement, dated as of July 1, 2007, between FirstEnergy Generation Corp. and the applicable Lessor*

10-7	Site Lease, dated as of July 1, 2007, between FirstEnergy Generation Corp. and the applicable Lessor*

10-8	Site Sublease, dated as of July 1, 2007, between FirstEnergy Generation Corp. and the applicable Lessor*

10-9	Guaranty of FirstEnergy Solutions Corp., dated as of July 1, 2007*

10-10	Support Agreement, dated as of July 1, 2007, between FirstEnergy Generation Corp. and the applicable Lessor*

10-11	Second Amendment to the Bruce Mansfield Units 1, 2, and 3 Operating Agreement, dated as of July 1, 2007, between FirstEnergy Generation Corp., The Cleveland Electric Illuminating Company, and The Toledo Edison Company

10-12	Pass Through Trust Agreement, dated as of June 26, 2007, among FirstEnergy Generation Corp., FirstEnergy Solutions Corp., and The Bank of New York Trust Company, N.A., as Pass Through Trustee

10-13	6.85% Pass Through Trust Certificate due 2034 (included in Exhibit 10-12)

10-14	Registration Rights Agreement, dated as of July 13, 2007, among FirstEnergy Generation Corp., FirstEnergy Solutions Corp., The Bank of New York Trust Company, N.A., as Pass Through Trustee, Morgan Stanley & Co. Incorporated, and Credit Suisse Securities (USA) LLC, as representatives of the several initial purchasers

99-1	Schedule I

*	Pursuant to the Instructions to Item 601(a), the Registrant has omitted the other indentures, contracts and other documents required to be filed as exhibits since they are substantially identical in all material respects except as to the parties thereto and certain other details as noted in the schedule filed as Exhibit 99-1 hereto. The Registrant agrees to furnish these items at the request of the Commission.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 2, 2007

FIRSTENERGY CORP.
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner Vice President, Controller and Chief Accounting Officer